Exhibit 99.1

AMENDMENT

TO THE

PREMCOR INC. SENIOR EXECUTIVE RETIREMENT PLAN

(2004 RESTATEMENT)

AMENDMENT, dated as of June 2, 2005 (this “Amendment”) to the Premcor Inc. Senior Executive Retirement Plan (2004 Restatement) (the “Plan”).

WHEREAS, Section 8.1 of the Plan provides that the compensation committee of the Board of Directors of Premcor Inc. (the “Committee” and the “Company”, respectively) may, in its sole discretion, terminate, suspend, or amend the Plan at any time and from time to time, in whole or in part; and

WHEREAS, the Committee desires to amend the Plan (as more fully set forth herein) to provide that in the event the “Closing” (as defined in the Agreement and Plan of Merger, dated as of April 24, 2005, by and between Valero Energy Corporation and Premcor Inc.) occurs at any time prior to March 31, 2006, the “Age” and “Years of Service” (as such terms are defined in the Plan) of each Plan participant who is employed by the Company as of May 17, 2005 and who remains employed by the Company through immediately prior to the Closing (or whose employment with the Company is terminated without “Cause,” for “Good Reason,” or by reason of the participant’s death or “Disability” (as such terms are defined in the participant’s employment agreement with the Company), in each case, at any time between May 17, 2005 and the Closing), shall be determined as if the participant remained employed by the Company and covered under the Plan until March 31, 2006 (regardless of whether the participant is still employed and/or covered by the Plan as of such date) and was terminated without Cause on such date; provided, however, that for purposes of determining actuarial equivalence of benefits for any purpose under the Plan, a participant’s, surviving spouse’s or dependent child’s actual age at the time (as applicable) shall be used to in order to make such determination; and

WHEREAS, the Committee desires to amend the Plan (as more fully set forth herein) to provide that benefits under the Plan shall be paid as soon as practicable following the date on which a Plan participant becomes entitled to receipt thereof; provided, however, that in no event shall a benefit be paid under the Plan at such a time that would prevent the Plan from complying with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended for nonqualified deferred compensation plans;

NOW, THEREFORE, the Plan is hereby amended as follows:

FIRST: Section 1.1 of the Plan is hereby amended by adding the following sentence at the end thereof:

“Notwithstanding any other provision of the Plan to the contrary, in the event the “Closing” (as defined in the Agreement and Plan of Merger, dated as of April 24, 2005, by and between Valero

Energy Corporation and Premcor Inc.) occurs at any time prior to March 31, 2006, the “Age” of each Participant who is employed by the Company as of May 17, 2005 and who remains employed by the Company through immediately prior to the Closing (or whose employment with the Company is terminated without “Cause,” for “Good Reason,” or by reason of the Participant’s death or “Disability” (as such terms are defined in the participant’s employment agreement with the Company), in each case, at any time between May 17, 2005 and the Closing), shall be determined as if the Participant’s employment was terminated by the Company without “Cause” on March 31, 2006.”

SECOND: Section 1.16 of the Plan is hereby amended by adding the following sentence at the end thereof:

“Notwithstanding any other provision of the Plan to the contrary, in the event the Closing occurs at any time prior to March 31, 2006, the “Years of Service” of each Participant who is employed by the Company as of May 17, 2005 and who remains employed by the Company through immediately prior to the Closing (or whose employment with the Company is terminated without “Cause,” for “Good Reason,” or by reason of the participant’s death or “Disability” (as such terms are defined in the Participant’s employment agreement with the Company), in each case, at any time between May 17, 2005 and the Closing), shall be determined as if the Participant’s employment was terminated by the Company without Cause on March 31, 2006.”

THIRD: The first sentence of Section 4.1 of the Plan is hereby amended to read in its entirety as follows:

“Benefits payable in accordance with Section 3 of the Plan will normally commence as soon as practicable following the Participant’s Retirement in the form of a single life annuity, payable monthly, for the Participant’s life; provided, however, that notwithstanding any other provision of the Plan to the contrary, no benefit under the Plan shall be paid to a Participant at such a time that would prevent the Plan from complying with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended.”

FOURTH: Section 4.2 of the Plan is hereby amended by adding the following sentence at the end thereof:

“Notwithstanding any other provision of the Plan to the contrary, for all purposes of the Plan, actuarial equivalence of benefits shall be determined using a Participant’s, Surviving Spouse’s or Dependent Child’s actual age (as applicable) at the time such determination is being made.”

FIFTH: The provisions of this Amendment shall be effective as of May 17, 2005; provided, however, that the provisions of paragraph THIRD hereof shall be effective as of January 1, 2005.

SIXTH: Except as specifically amended herein, all other provisions of the Plan shall remain in full force and effect in accordance with its terms and all references in the Plan to “the Plan” shall be deemed to refer to the Plan as amended by this Amendment.

IN WITNESS WHEREOF, the Committee has caused these present to be executed this 2nd day of June, 2005.

PREMCOR INC.

By:	/s/ Joseph D. Watson
Title:	Executive Vice President and Chief Financial Officer

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